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                                                           EXHIBIT 10.63



                   AMENDMENT NO. 2 TO ENBREL SUPPLY AGREEMENT

         THIS AMENDMENT NO. 2 TO ENBREL SUPPLY AGREEMENT (this "Amendment") is entered into effective as of the 16th day of July, 2002, between and among Genentech Inc., a Delaware corporation ("Genentech"), Immunex Corporation, a Washington corporation and a wholly-owned subsidiary of Amgen Inc. ("Immunex"), and Amgen Inc., a Delaware corporation ("Amgen").

         Genentech and Immunex are parties to that certain ENBREL Supply Agreement dated April 12, 2002, as amended by that certain Amendment No. 1 to ENBREL Supply Agreement dated September 20, 2002 (as amended, the "Agreement"). On July 16, 2002, Amgen acquired Immunex, making Immunex a wholly-owned subsidiary of Amgen, and Genentech, Immunex and Amgen (collectively, the "Parties") wish to amend the Agreement accordingly.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Amendments to Defined Terms.

         1.1      Section 1.33 (Genentech Confidential Information). Section
                  1.33 (Genentech Confidential Information) of the Agreement is amended to read in its entirety as follows:

                  "1.33 Genentech Confidential Information" means all technical and other information, whether patented or unpatented, relating to the Genentech Facility, and/or Genentech processes, methods, operations, technologies, forecasts and business information that are disclosed or supplied to, or used on behalf of, Immunex or its Affiliates (including without limitation Amgen Inc.) by Genentech pursuant to, or by any of Genentech's agents or contractors pursuant to, this Agreement, the Tech Transfer Agreement and/or the Quality Agreement, or of which Immunex or its Affiliates (including without limitation Amgen Inc.) may become aware of through the presence of their employees or agents at Genentech offices or at the Genentech Facility, including, without limitation, trade secrets, know-how, processes, concepts, experimental methods and results and business and scientific plans and information and facility layout and schematics."

         1.2 Section 1.38 (Immunex Confidential Information). Section 1.38 (Immunex Confidential Information) of the Agreement is amended to read in its entirety as follows:

                  "1.38 Immunex Confidential Information" means the Cell Line, Master Cell Bank, Working Cell Bank, Manufacturing Documentation, Manufacturing Process, and Product, and all technical and other information, whether patented or unpatented, relating thereto and/or to Immunex's or any of its Affiliates' (including without limitation Amgen Inc.) processes, methods, operations, technologies, forecasts and business information that are disclosed or supplied to Genentech by or on behalf of Immunex or its Affiliates (including without limitation Amgen Inc.) pursuant to this Agreement, the Tech Transfer Agreement and/or the Quality Agreement, or of which Genentech may become aware of through the presence of its employees or agents at Immunex offices or facilities or at

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                  offices or facilities of Immunex Affiliates (including without limitation Amgen Inc.) or at other facilities that manufacture the Product, including, without limitation, trade secrets, know-how, processes, concepts, experimental methods and results and business and scientific plans and information and facility layout and schematics. All portions of documents and records describing or to the extent relating to the Manufacturing Process at the Genentech Facility, including, without limitation, process trend and variability data related to the Product, shall be deemed to be Immunex Confidential Information."

2.       Confidentiality Obligations.

         2.1 Amendments to Article 17, Confidentiality. Article 17 of the Agreement, Confidentiality, is amended as follows:

                  A. Section 17.1 (a) (Genentech Confidentiality Obligations).
                  Section 17.1(a)(2) is amended to read in its entirety as follows: "(2) contractors who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to provide direction to Genentech or Immunex or Immunex's Affiliates (including without limitation Amgen Inc.) regarding the respective obligations of Genentech, Immunex and Immunex's Affiliates (including without limitation Amgen, Inc.), under this Agreement, the Tech Transfer Agreement and/or the Quality Agreement, or."

                  B. Section 17.1(b) (Immunex Confidentiality Obligations).
                  Section 17.1(b)(1) is amended to read in its entirety as follows: "(1) employees, consultants, agents or contractors of Immunex or Immunex's Affiliates (including without limitation Amgen Inc.) who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties in carrying out Immunex's obligations under this Agreement, the Tech Transfer Agreement and/or the Quality Agreement, or in order to provide direction to Immunex regarding production, testing, storage or quality of the Product or regulatory or compliance issues related to the Product, or."

         2.2 Genentech Reaffirmation of Confidentiality Obligations. Genentech hereby restates and reaffirms, for the benefit of Immunex and Amgen, (i) Genentech's confidentiality obligations under Article 17 of the Agreement (as amended by this Amendment), including without limitation the obligations contained in Section 17.1(a), and (ii) Genentech's confidentiality obligations under the Tech Transfer Agreement; and the Parties agree that Amgen is an intended third party beneficiary of all such obligations of confidentiality, to the same extent and with the same effect as if Amgen were the party named therein, and Amgen shall have the right to enforce such obligations of confidentiality against Genentech as if Amgen were a party to the Agreement and the Tech Transfer Agreement.

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         2.3      Immunex Reaffirmation of Confidentiality Obligations. Immunex
                  hereby restates and reaffirms (i) Immunex's confidentiality obligations under Article 17 of the Agreement (as amended by this Amendment), including without limitation the obligations contained in Section 17.1(b), and (ii) Immunex's confidentiality obligations under the Tech Transfer Agreement.

         2.4 Amgen Confidentiality Obligations. Amgen agrees to be bound by the confidentiality obligations imposed on Immunex under
                  Article 17 of the Agreement (as amended by this Amendment), including without limitation the obligations contained in
                  Section 17.1(b), and the confidentiality obligations imposed on Immunex under the Tech Transfer Agreement, in each case to the same extent and with the same effect as if Amgen were the party named therein and Genentech shall have the right to enforce such obligations of confidentiality against Amgen as if Amgen were a party to the Agreement and the Tech Transfer Agreement.

3.       Immunity from Suit; Non-assertion.

         3.1 Genentech Reaffirmation. Genentech hereby restates and reaffirms, for the benefit of Immunex and Amgen, all of Genentech's obligations under Section 13.2 of the Agreement, including without limitation the non-assertion obligations contained in Sections 13.2(b)(2), 13.2(c)(1), and 13.2(c)(2);
                  and the Parties agree that Amgen is an intended third party beneficiary of all such obligations to the same extent and with the same effect as if Amgen were the party named therein, and Amgen shall have the right to enforce such obligations against Genentech as if Amgen were a party to the Agreement.

         3.2 Immunex Reaffirmation. Immunex hereby restates and reaffirms all of Immunex's obligations under Section 13.2 of the Agreement, including without limitation the nonassertion obligations contained in Sections 13.2(b)(2), 13.2(c)(1) and 13.2(c)(2).

         3.3 Amgen Obligations. Amgen agrees to be bound by all of the obligations imposed on Immunex under Section 13.2 of the Agreement, including without limitation the nonassertion obligations contained in Sections 13.2(b)(2), 13.2(c)(1), and 13.2(c)(2), to the same extent and with the same effect as if Amgen were the party named therein, and Genentech shall have the right to enforce such obligations against Amgen as if Amgen were a party to the Agreement.

4. Capitalized Terms. All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

5. Full Force and Effect. Except as set forth herein, all other terms of the Agreement remain in full force and effect.

6. Counterparts; Facsimile; Further Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. This Amendment shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be

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         and shall be as effective as an original signature. This Amendment may not be amended except by a written instrument duly executed and delivered by all Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date set forth above.

GENENTECH, INC.                                 IMMUNEX CORPORATION

By:  /s/ David Ebersman                         By:  /s/ Efi Cohen-Arazi
    ---------------------------------------         ----------------------------
David Ebersman                                  Name: Efi Cohen-Arazi
Senior Vice President of Product Operations     Its: VP Manufacturing
Date: 2/3/03                                    Date: 2/9/03

AMGEN INC.

By: /s/ Dennis Fenton
    -------------------------------
Name: Dennis Fenton
Its: Executive Vice President
Date: 2/12/03

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